SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

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                            FORM 8-K



                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                         November 28, 1995
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                 (Date of earliest event report)



                      WEYERHAEUSER COMPANY
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       (Exact name of registrant as specified in charter)

       Washington              1-4825           91-0470860
       ----------              ------           ----------
    (State or other         (Commission        (IRS Employer
    jurisdiction of         File Number)      Identification
    incorporation or                             Number)
     organization)


                      Tacoma, Washington 98477
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              (Address of principal executive offices)
                           (zip code)

       Registrant's telephone number, including area code:
                         (206) 924-2345


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
Item 5.  Other Events

    On November 28, 1995, Weyerhaeuser Company issued the following press release announcing that it had signed a letter of intent to sell its operations and timberland in Klamath Falls, Oregon:

    Weyerhaeuser announced today it has signed a letter of intent to sell all of its Klamath Falls holdings, including three manufacturing operations and 600,000 acres of timberland, to Roseburg Forest Products Company for $303 million.

    "This sale is a good strategic fit for both companies," said company President and CEO Jack Creighton.

    Creighton said Weyerhaeuser will sell its hardboard, particleboard and plywood manufacturing plants; 600,000 acres of predominantly pine forestland; and its nursery and seed orchard facilities. Weyerhaeuser employs 680 people in Klamath Falls.

    "Roseburg will receive timberlands and manufacturing operations that are well-managed, profitable and a good fit geopraphically," said Creighton. "The operations have experienced employees who are among the best in the industry. Weyerhaeuser in turn will concentrate on our Douglas-fir growing regions of Oregon and Washington. We remain strongly committed to our timberlands and wood products businesses."

    According to Creighton, the transaction is expected to close in stages. The sale will have a favorable effect on Weyerhaeuser's results of operations in the period or periods in which the closings occur, but the precise effect cannot be quantified at this time.

    Creighton emphasized that Weyerhaeuser will ensure a smooth transition for its particleboard, hardboard and plywood customers.

    Roseburg Forest Products, a privately-held company with 3,100 employees, headquartered in Roseburg, Ore., is considered the third largest forest products company in Oregon.

    "Purchase of Weyerhaeuser's Klamath Falls holdings fits well with our company's long-term objectives," said Allyn Ford, executive vice president of Roseburg Forest Products. "Many of our operations are concentrated in southern Oregon and northern California. This acquisition strengthens our market position, particularly in panel products, and will allow us to serve our customers even better in the future."

    Roseburg is an integrated family company with timberlands in Oregon and California supporting lumber, plywood and particleboard manufacturing operations. The company began operations in 1936.

     Weyerhaeuser first acquired forestland in Klamath Falls in 1905 and began building manufacturing facilities in the 1920s.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   WEYERHAEUSER COMPANY



                                   By      /s/ Sandy D. McDade
                                           -----------------------
                                   Its:           Secretary
Date:  November 28, 1995

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